9,100,000 Shares of Common Stock

ALARIS Medical Inc.

UNDERWRITING AGREEMENT

June 25, 2003

BEAR, STEARNS & CO. INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
           As Representatives of the
          several Underwriters named
          in Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

        ALARIS Medical, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 9,100,000 shares (the “Firm Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 900,000 shares (the “Company Additional Shares”) of Common Stock. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the selling stockholders named in Schedule II hereto (in their individual capacities and not in their capacities as officers, or in the case of Mr. Schlotterbeck, as an officer and a director, of the Company, the “Selling Stockholders” and, together with the Company, the “Sellers”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters up to an additional 450,000 shares (the “Selling Stockholder Additional Shares,” and, together with the Company Additional Shares, the “Additional Shares”) of the Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” The Shares are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc., CIBC World Markets Corp. and UBS Securities LLC (the “Representatives”) are acting as joint book-running managers in connection with the offering and sale of the Shares (the “Offering”).

1.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-104596), filed on April 17, 2003, as amended by Amendment No. 1 thereto filed on May 14, 2003, and a related base prospectus for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits thereto, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering by registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the rules and regulations of the Commission (the “Rules and Regulations”) or by the Securities Act, proposes to file the prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, as supplemented by the final prospectus supplement relating to the offering of the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the base prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, as supplemented by the final prospectus supplement relating to the offering of the Shares, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement (and the related base prospectus) published or filed with the Commission (including the preliminary prospectus filed with the Commission on June 11, 2003) pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (the “EDGAR System”).

(b)     At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first published or filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in the light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first published or filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first published or filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in the table under the first paragraph under the caption “Underwriting,” in the table under the second paragraph under the caption “Underwriting—Commissions and Discounts,” in the first two paragraphs under the caption “Underwriting—Price Stabilization, Short Positions,” under the caption “Underwriting—Passive Market Making,” and under the caption “Underwriting—Other Relationships” in the prospectus supplement portion of the Prospectus.

(c)     PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations.

(d)     Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or distributions of any kind on its capital stock and there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the “Subsidiaries”), taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Offering or any other transaction contemplated by this Agreement, the Registration Statement or the Prospectus (each, a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(e)     The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column headed “Actual” under the caption “Capitalization” and, after giving effect to the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “As Adjusted” under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company are (i) fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws, except for such non-compliance which would not have a material adverse effect on (A) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (B) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (C) the Offering or any other transaction contemplated by this Agreement, the Registration Statement or the Prospectus (each, a “Material Adverse Effect”) and (ii) not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (each, a “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any, have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(f)     The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and shares of Cytokine Pharmasciences, Inc., the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares and as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities, defects or claims (except in respect of indebtedness of foreign subsidiaries and except for pledges of stock of the Company’s subsidiaries to secure ALARIS Medical Systems’ senior secured notes due 2006).

(g)     Each of the Company and the Subsidiaries has been duly incorporated and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits (collectively, the “Consents”) of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic, to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, except where the failure to fulfill or perform such obligations will not have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in the revocation of any such Consent. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(h)     The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(i)     The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance (other than with respect to the Credit Agreement) upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound (other than consents required under contracts arising as a result of the merger of ALARIS Medical Systems, Inc. with and into the Company, which would reasonably be expected to be obtained), or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as would not reasonably be expected to have a Material Adverse Effect. No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body, foreign or domestic (other than consents required under contracts arising as a result of the merger of ALARIS Medical Systems, Inc. with and into the Company, which would reasonably be expected to be obtained), is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Shares by the Underwriters.

(j)     Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory or other legal or governmental proceeding or other litigation pending to which the Company or any Subsidiary is a party or of which any officer, director, property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, no such proceeding or litigation is threatened or contemplated; and the defense of all such proceedings and litigation against or involving the Company or any Subsidiary would not reasonably be expected to have a Material Adverse Effect.

(k)     The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(l)     There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary (other than normal year-end adjustments) to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and the results of operations for the respective periods specified.

(m)     The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma and as adjusted financial information give appropriate effect to those assumptions; and such pro forma and as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(n)     The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(o)     The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock (other than the Shares) are listed on the American Stock Exchange (the “AMEX”), the Shares have been approved for listing on the AMEX upon issuance or sale and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the AMEX, nor has the Company received any notification that the Commission or the AMEX is contemplating terminating such registration or listing.

(p)     The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q)     Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(r)     The Company has not, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

(s)     Except as disclosed in the Registration Statement and the Prospectus, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(t)     The conditions for use of Form S-3, as in effect on the date hereof and as in effect immediately prior to October 21, 1992, as set forth in the General Instructions thereto, have been satisfied.

(u)     The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)     The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus and after giving effect to and, after giving effect to the consummation of the transactions described in the Prospectus under the caption “The Other Transactions” and the application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(w)     There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

(x)     No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(y)     Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission or finder’s fee, or a similar fee which would be required to be disclosed in the Prospectus, in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus; nor, to the Company’s knowledge, are there any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(z)     The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(aa)     The Company and each Subsidiary (i) owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, except where the failure to own or possess the right to use such Intellectual Property, or for conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)     The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(cc)     Each of the Company and the Subsidiaries has accurately prepared, in all material respects, and timely filed or timely requested an extension of time to file all material federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where any such taxes, assessments or other charges are being contested in good faith. No material deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The Company believes the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate, in all material respects, to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company and the Subsidiaries have not incurred any material liability for taxes other than in the ordinary course of its business. There is no material tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(dd)     No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), would reasonably be expected to have a Material Adverse Effect.

(ee)     No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ff)     There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There has been no disposal discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)     Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or of any jurisdiction thereof.

(hh)     Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(ii)     None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Shares), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(jj)     The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(kk)     Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(ll)     The Company has full right, power and authority to execute and deliver the credit agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company named therein, Citicorp North America, Inc., UBS AG, Cayman Islands Branch, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and the several other banks and financial institutions party thereto, and Citicorp North America, Inc., as administrative agent. The Credit Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company.

(mm)     There is no pending or, to the Company’s knowledge, threatened injunction, action, suit, proceeding or claim by any governmental or other entity challenging the Company’s right to merge with ALARIS Medical Systems, Inc., a Delaware corporation, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

2.     Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to, and agrees with, each of the Underwriters that:

(a)     Such Selling Stockholder has, and immediately prior to each Additional Closing Date on which Selling Stockholder Additional Shares are to be purchased will have, beneficial and, except in the case of Shares represented by option exercise notices (as to which Shares the relevant Selling Stockholder will have record ownership on each Additional Closing Date), record ownership of the Shares to be sold by such Selling Stockholder, free and clear of all liens, claims, encumbrances or other rights of any other person and there are no outstanding options or other rights to purchase, restrictions on transfer or shareholder, voting trust or similar agreements with respect to such Shares; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, claims, encumbrances or other rights of any other person, will pass to the several Underwriters.

(b)     Such Selling Stockholder has entered into the Custody Agreement dated June 25, 2003 (the “Custody Agreement”) with American Stock Transfer & Trust Company, as custodian (the “Custodian”), and a Power of Attorney dated on or before June 25, 2003 (the “Power of Attorney”) appointing each of William C. Bopp, Robert F. Matthews and Stuart E. Rickerson, as attorneys-in-fact (each, an “Attorney-in-Fact” and together, the “Attorneys-in-Fact”), pursuant to which (i) such Selling Stockholder has placed in custody for delivery under this Agreement certificates in negotiable form or executed option exercise notices (or both) representing the Shares to be sold by the Selling Stockholder hereunder, accompanied by a duly executed stock power or powers in blank bearing the signature of such Selling Stockholder (with signature guaranteed by a commercial bank or trust company in the United States or by a member firm of the AMEX) (other than as to Frederic Denerolle, whose signature is guaranteed by the Company) and (ii) such Selling Stockholder has duly and irrevocably appointed the Attorneys-in-Fact, with full power of substitution, and with full authority to deliver to the Underwriters the Shares to be sold by such Selling Stockholder and to execute and deliver this Agreement and take such other action as may be necessary or desirable on behalf of such Selling Stockholder in connection therewith.

(c)     Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney. The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the NASD and NASDR in connection with the purchase and distribution of such Selling Stockholder’s Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

(d)     No Selling Stockholder has taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(e)     Such Selling Stockholder will deliver to the Representatives prior to any Additional Closing Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person).

(f)     Such Selling Stockholder has not distributed and will not distribute, prior to the latest Additional Closing Date, if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares or the Additional Shares, other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

(g)     Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares and the Additional Shares, except for such rights as have been waived or which are described in the Prospectus (and which have been complied with).

(h)     Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Stockholder to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

(i)     To such Selling Stockholder’s knowledge, except as disclosed in the Prospectus there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission or finder’s fee, or a similar fee which would be required to be disclosed in the Prospectus, in connection with this Offering; nor, to such Selling Stockholder’s knowledge, are there any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(j)     The representations and warranties of such Selling Stockholder in its Custody Agreement and Power of Attorney are, and on the Closing Date and Additional Closing Date, if any, will be, true and correct.

(k)     Any certificate signed by or on behalf of such Selling Stockholder in his or her capacity as a Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.     Purchase, Sale and Delivery of the Shares.

(a)     On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $_____, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(b)     Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, 10153, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on June 30, 2003 (unless postponed in accordance with the provisions of Section 11 hereof) following the date of the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

        Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of the Firm Shares to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters. The Firm Shares shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two business days before the Closing Date. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c)     In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the option to purchase the Company Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 3(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representatives, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder hereby grants to the Underwriters the option to purchase such Selling Stockholder’s respective Selling Stockholder Additional Shares at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 3(a) above, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. The option to purchase the Selling Stockholder Additional Shares will be exercisable only after the option to purchase the Company Additional Shares has been fully exercised. The Underwriters agree to purchase from each Selling Stockholder that number of Selling Stockholder Shares that bears the same proportion of the total number of Selling Stockholder Shares then being purchased as the number of Selling Stockholder Additional Shares set forth opposite the name of such Selling Stockholder in Schedule II hereto bears to the aggregate number of Selling Stockholder Shares being offered hereby, subject, however, to adjustments to eliminate fractional shares as the Attorney-in-Fact shall direct. This option may be exercised at any time after the option to purchase the Company Additional Shares has been fully exercised and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Stockholders. Such notice shall set forth the aggregate number of Selling Stockholder Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representatives, when the Selling Stockholder Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).

(d)     Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees (i) to purchase from the Sellers the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchased hereunder, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make and (ii) to purchase all of the Company Additional Shares from the Company prior to purchasing any of the Selling Stockholder Additional Shares from the Selling Stockholders.

(e)     Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date (unless postponed in accordance with the provisions of Section 11 hereof), or such other time as shall be agreed upon by the Representatives and the Company.

        Payment of the purchase price for the Company Additional Shares shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates for the Company Additional Shares to the Representatives through the facilities of DTC for the respective accounts of the several Underwriters. Payment of the purchase price for the Selling Stockholder Additional Shares shall be made by wire transfer in same day funds to or as directed by the Selling Stockholders upon delivery of certificates for the Selling Stockholder Additional Shares to the Representatives through the facilities of DTC for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two business days before the Additional Closing Date. The Sellers, as applicable, will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

4.     Offering. Upon authorization of the release of the Firm Shares by the Representatives, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.     Covenants of the Company. The Company covenants and agrees with the Underwriters that:

(a)     The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

(b)     The Company will notify you immediately (and, if requested by the Representatives, will confirm such notice in writing) (i) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (ii) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representatives shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representatives with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

(c)     The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sales of Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 5(b) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(d)     The Company will promptly deliver to each of you and Latham & Watkins LLP (the “Underwriters’ Counsel”) a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(e)     The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(f)     The Company will use its best efforts, in cooperation with the Representatives, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Representatives may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(g)     The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(h)     During the period of 90 days from the date of the Prospectus, without the prior written consent of the Representatives, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock upon (A) the exercise of currently outstanding options and (B) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectus. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

(i)     To the extent such information is not otherwise available on EDGAR, during the period of five years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

(j)     The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

(k)     The Company will use its best efforts to list the Shares, subject to notice of issuance, on the AMEX.

(l)     The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(m)     The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Shares and the Additional Shares.

6.     Covenants of the Selling Stockholder. Each Selling Stockholder agrees that the Shares to be sold by the Selling Stockholder hereunder, which is represented by the certificates or option exercise notices held in custody for the Selling Stockholder, is subject to the interest of the Underwriters, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, or the occurrence of any event.

7.     Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing any blue sky survey in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or blue sky laws as provided in Section 5(e) hereof, including the fees and disbursements of Underwriters’ Counsel in connection with such qualification and in connection with any blue sky survey; (v) all fees and expenses in connection with listing the Shares on the AMEX; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (including one half of the expenses of air transportation of the Company’s officers and employees and representatives of the Underwriters attributable to the Offering and, for the avoidance of doubt, the other half of such expenses shall be borne by the Underwriters); and (vii) any stock transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in this Section 7, and in Sections 9, 10 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding anything to the contrary in this Section 7, in the event that this Agreement is terminated pursuant to Section 8 or 14(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel) incurred in connection herewith.

8.     Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Sellers herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 8 of any misstatement or omission, to the performance by the Sellers of their obligations hereunder, and to each of the following additional conditions:

(a)     All necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b)     At the Closing Date you shall have received the favorable written opinion of Stuart E. Rickerson, general counsel for the Company, dated the Closing Date and addressed to the Underwriters addressing the matters set forth in Annex I and in form and substance reasonably satisfactory to you.

(c)     At the Closing Date you shall have received the favorable written opinion of Piper Rudnick LLP, special counsel for the Company, dated the Closing Date and addressed to the Underwriters addressing the matters set forth in Annex II and in form and substance reasonably satisfactory to you.

(d)     At the Closing Date you shall have received the favorable written opinion of Piper Rudnick LLP, with respect to certain matters relating to the Selling Stockholder Additional Shares, dated the Closing Date and addressed to the Underwriters addressing the matters set forth in Annex III and in form and substance satisfactory to you (which opinion may be incorporated into the opinion specified in Section 8(c) above).

(e)     All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)     At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signatories to such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that (i) the condition set forth in subsection (a) of this Section 8 has been satisfied, (ii) as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with in all material respects, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus and (vii) as of the Closing Date, the Registration Statement and Prospectus do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)     At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(h)     At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from PricewaterhouseCoopers LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, stating that nothing caused them to believe that the audited pro forma information of the Company included in the Registration Statement does not comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Act or that the pro forma adjustments have not been applied properly to the historical amounts in the compilation of such statements.

(i)     Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (excluding any change resulting from transactions as described in the Prospectus under the caption “The Other Transactions”) or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(j)     You shall have received a duly executed Lock-up Agreement from each person who is a director or officer of the Company and from each of Decisions Incorporated, JA Special Partnership Limited and JD Partnership, L.P. (and other persons or entities, if any, which hold Shares beneficially owned by Jeffry M. Picower or his affiliates), and each such Lock-up Agreement shall be in full force and effect on the date hereof and on the Closing Date.

(k)     At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the AMEX.

(l)     At the Closing Date, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)     The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(n)     On each Additional Closing Date on which Selling Stockholder Additional Shares are to be purchased, you shall have received from the Selling Stockholders a certificate, dated such Additional Closing Date, signed by, or on behalf of, the Selling Stockholders (or the custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholders contained herein are true and correct as of the such Additional Closing Date and that the Selling Stockholders have complied with all agreements contained herein to be performed by the Selling Stockholders at or prior to the such Additional Closing Date.

        If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 8 shall not be satisfactory in form and substance to the Representatives and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Representatives at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

9. Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided further, that the indemnification contained in this paragraph (a) with respect to a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any officers or employees of any Underwriter or of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of Shares by such Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the Underwriter sold Shares to that person without sending or giving at or prior to the written confirmation of such sale a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter on a timely basis to permit such sending or giving. The parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

        Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein (as to which the parties agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof); provided further, however, that the indemnification contained in this paragraph (a) with respect to a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any officers or employees of any Underwriter or of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of Shares by such Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the Underwriter sold Shares to that person without sending or giving at or prior to the written confirmation of such sale a copy of the Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter on a timely basis to permit such sending or giving; provided further, however, that in no such case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount but before deducting other expenses) applicable to the Shares sold by such Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability which a Selling Stockholder may otherwise have, including but not limited to other liability under this Agreement.

(b)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Sellers by or on behalf of any Underwriter through the Representatives specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent, except to the extent that the indemnifying party would not be materially prejudiced thereby, provided, however, that such consent was not unreasonably withheld or delayed.

10.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Sellers, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Sellers, any contribution received by the Sellers from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Sellers and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by each Seller bears to (y) the underwriting discount or commissions received by the respective Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Sellers, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sellers, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Sellers subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

11.     Default by an Underwriter.

(a)     If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.

(b)     In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Default Shares as provided in this Section 11, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 7, 9, 10, and 14(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)     In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

12.     Selling Stockholder Default.

(a)     If any Selling Stockholder or Selling Stockholders shall default in its or their obligation to sell and deliver any Shares hereunder, then the Representatives may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 7, 9, 10 and 13 hereof shall remain in full force and effect. No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

(b)     In the event that such default occurs and the Company and Underwriters agree to proceed with the Offering, then the Underwriters may, at the option of the Representatives, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.

13.     Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Sellers contained in this Agreement or in certificates of the Selling Stockholders or officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 7, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 7, 9, 10, 11 and 14(d) hereof shall survive any termination of this Agreement, including termination pursuant to Section 11, 12 or 14 hereof.

14.     Effective Date of Agreement; Termination.

(a)     This Agreement shall become effective upon the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 14 and of Sections 1, 7, 9, 10 and 15 through 18, inclusive, shall be in full force and effect at all times after the execution hereof.

(b)     The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on The New York Stock Exchange (the “NYSE”), The NASDAQ National Market (the “NASDAQ”) or on the AMEX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, the NASDAQ or the AMEX or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by any state or federal authority in the United States or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c)     Any notice of termination pursuant to this Section 14 shall be in writing.

(d)     If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof or (ii) Section 14(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

15.     Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)     if sent to the Underwriters, shall be mailed, delivered, or faxed and confirmed in writing, to (i) Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Capital Markets, (ii) CIBC World Markets Corp., 417 Fifth Avenue, Second Floor, New York, NY 10016, Attention: Equity Capital Markets and (iii) UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Equity Capital Markets, with a copy to Underwriter’s Counsel at Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, facsimile: (212) 751-4864, Attention: Marc D. Jaffe;

(b)     if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at ALARIS Medical, Inc., Corporate Office, 10221 Wateridge Circle, San Diego, California 92121-2733, facsimile: (858) 458-6156, Attention: Stuart E. Rickerson and its counsel at Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020, facsimile: (212) 835-6130, Attention: Marjorie Sybul Adams; and

(c)     if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing to the Selling Stockholders in care of the Company at ALARIS Medical, Inc., Corporate Office, 10221 Wateridge Circle, San Diego, California 92121-2733, facsimile: (858) 458-6156, Attention: William C. Bopp, Robert F. Matthews and Stuart E. Rickerson, with a copy to the Selling Stockholders’ counsel at Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020, facsimile: (212) 835-6130, Attention: Marjorie Sybul Adams;

provided, however, that any notice to an Underwriter pursuant to Section 9 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

16.     Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

17.     Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Sellers irrevocably (a) submit to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agree that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agree not to commence any Proceeding other than in such courts, and (e) waive, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY AND EACH OF THE SELLING STOCKHOLDERS (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

18.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

19.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.     Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

        If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, ALARIS Medical, Inc. BY: /s/ Stuart E. Rickerson —————————————— Name: Stuart E. Rickerson Title: Vice President, General Counsel & Secretary

William C. Bopp Frederic Denerolle Sally M. Grigoriev Robert F. Mathews William H. Murphy Jake P. St. Philip Stuart E. Rickerson David L. Schlotterbeck

BY: /s/ Stuart E. Rickerson —————————————— Name: Stuart E. Rickerson As Attorney-in-Fact acting on behalf of the Selling Stockholders

Accepted as of the date first above written

BEAR, STEARNS & CO. INC. BY: /s/ Stephen Parish —————————————— Name: Stephen Parish Title: Senior Managing Director

CIBC WORLD MARKETS CORP. BY: /s/ Michael Fekete —————————————— Name: Michael Fekete Title: Managing Director

UBS SECURITIES LLC BY: /s/ Michael Robinson —————————————— Name: Michael Robinson Title: Managing Director

BY: /s/ James W. Runcie —————————————— Name: James W. Runcie Title: Executive Director

On behalf of themselves and the other Underwriters named in Schedule I hereto.

SCHEDULE I

Name of Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised

Bear, Stearns & Co. Inc.	3,033,334	3,483,334
CIBC World Markets Corp.	3,033,333	3,483,333
UBS Securities LLC	3,033,333	3,483,333
Total	9,100,000	10,450,000

SCHEDULE II

Name	Number of Shares to be Sold
William C. Bopp Frederic Denerolle Sally M. Grigoriev Robert F. Mathews William H. Murphy Stuart E. Rickerson David L. Schlotterbeck Jake P. St. Philip	80,000 28,000 33,000 25,000 23,000 36,000 187,000 38,000

EXHIBIT A

Subsidiaries

ALARIS Consent Corporation
ALARIS Medical Australia Pty Limited
ALARIS Medical Canada Ltd.
ALARIS Medical Systems Deutschland, GmbH
ALARIS Medical Espa&ntidle;a, S.L.
ALARIS Medical France, S.A.
ALARIS Medical Holland, B.V.
ALARIS Medical Italia, S.P.A.
ALARIS Medical New Zealand Limited
ALARIS Medical Nordic, AB
ALARIS Medical Norway A/S
ALARIS Medical S.A. (Proprietary) Limited
ALARIS Medical Systems Foreign Sales Corporation
ALARIS Medical Systems, Inc.
ALARIS Medical U.K. Limited
ALARIS Release Corporation
IVAC Overseas Holdings, Inc.
River Medical, Inc.
Sistemas Médicos ALARIS, S.A. de C.V.